EXHIBIT 32.2
CERTIFICATION
     Pursuant to 18 U.S.C.sec.1350, the undersigned officer of First BanCorp. (the “Company”) hereby certifies, to such officer’s knowledge, that the Annual Report on Form 10-K for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 29, 2008	By:	/s/ Fernando Scherrer
Fernando Scherrer, CPA
Executive Vice President and Chief Financial Officer